Exhibit D(59)

Form of

AMENDMENT

DATED APRIL 1, 2014 TO THE

AMENDED AND RESTATED

INVESTMENT MANAGEMENT AGREEMENT

for

MassMutual RetireSMARTSM 2025 Fund

WHEREAS, Massachusetts Mutual Life Insurance Company (“MassMutual”) and MassMutual Select Funds (the “Trust”) entered into an Amended and Restated Investment Management Agreement (the “Agreement”), effective as of November 21, 2011 with respect to the MassMutual RetireSMARTSM 2025 Fund (the “Fund”); and

WHEREAS, MassMutual and the Trust desire to amend the compensation of MassMutual as described in the Agreement:

NOW THEREFORE, IT IS AGREED THAT:

1.	Capitalized terms used herein but not otherwise defined shall have the meanings given to those terms in the Agreement.

2.	Section 4 of the Agreement is hereby deleted in its entirety and replaced with the following:

No fees will be payable by the Trust to the Manager in respect of the Manager’s services under this Agreement. The Trust hereby agrees with the Manager that any entity or person associated with the Manager which is a member of a national securities exchange is authorized to effect any transaction on such exchange for the account of the Trust and any Fund which is permitted by Section 11(a) of the Securities Exchange Act of 1934, as amended, and Rule 11a2-2(T) thereunder, and the Trust hereby consents to the retention of compensation for such transactions in accordance with Rule 11a2-2(T)(a)(2)(iv).

3.	Except as expressly amended hereby, all provisions of the Agreement remain in full force and effect and are unchanged in all other respects.

Signature Page Follows

IN WITNESS WHEREOF, the parties hereto intending to be legally bound have caused this Amendment to be executed by their duly authorized officers or other representatives as of the day and year first above written.

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:
Name: Eric Wietsma
Title: Senior Vice President

MASSMUTUAL SELECT FUNDS on behalf of MassMutual RetireSMARTSM 2025 Fund

By:
Name: Nicholas H. Palmerino
Title: CFO and Treasurer